Exhibit 99.1

NORTH MOUNTAIN MERGER CORP.
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING TO BE HELD ON          , 2022.

The undersigned, revoking any previous proxies relating to these shares with respect to the Pre-Mergers Charter Amendment Proposal, the Business Combination Proposal, the Post-Mergers Charter Approval Proposal, each of the Advisory Charter Proposals, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Nasdaq PIPE Issuance Proposal and the Adjournment Proposal hereby acknowledges receipt of the Proxy Statement/Prospectus dated                          , 2022, in connection with the Special Meeting to be held at 10:00a.m. eastern time on                          , 2022, in virtual format, for the sole purpose of considering and voting upon the following proposals, and hereby appoints Charles B. Bernicker and Nicholas Dermatas, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of North Mountain Merger Corp. (“North Mountain”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on          , 2022:

The notice of the Special Meeting and the accompanying Proxy Statement/Prospectus are available at          .

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 8.	Please mark as indicated in this example	☒

Proposal No. 1 — The “Pre-Mergers Charter Amendment Proposal” — to consider and vote upon a proposal to adopt an amendment (the “Charter Amendment”) to North Mountain’s amended and restated certificate of incorporation currently in effect (the “Existing Charter”) to amend the authorized capital stock of North Mountain to           shares, consisting of (i)            shares of common stock, including            shares of North Mountain Class A Common Stock, par value $0.0001 per share (“North Mountain Class A Common Stock”) and  3,306,250 shares of North Mountain Class B Common Stock, par value $0.0001 per share (“North Mountain Class B Common Stock”), and (ii)            shares of preferred stock. The full text of the Charter Amendment is attached to the proxy statement/prospectus as Annex B.
	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 2 — The “Business Combination Proposal” — to consider and vote upon a proposal to approve and adopt the Merger Agreement, dated as of December 9, 2021 (the “Merger Agreement”), by and among North Mountain, North Mountain Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of North Mountain (“Merger Sub I”), North Mountain Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of North Mountain (“Merger Sub II”), and Corcentric, Inc., a Delaware corporation (“Corcentric”) and the transactions contemplated thereby, pursuant to which Merger Sub I will merge with and into Corcentric (the “Initial Merger”), with Corcentric surviving the Initial Merger as a wholly owned subsidiary of North Mountain (the “Initial Surviving Company”) and immediately following the Initial Merger, the Initial Surviving Company will merge with and into Merger Sub II (the “Subsequent Merger”), with Merger Sub II surviving the Subsequent Merger as a wholly owned subsidiary of North Mountain.
	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 3 — The “Post-Mergers Charter Approval Proposal” — to consider and vote upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation (the “Proposed Charter”) in the form attached to the proxy statement/prospectus as Annex C.
	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 4 — The “Advisory Charter Proposals” — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, presented separately in accordance with the United States Securities and Exchange Commission requirements:

•
Proposal No. 4.A: to reclassify the Company’s capital stock and to increase the total number of authorized shares and classes of stock to                   shares, consisting of (a)           shares of Common Stock, par value $0.0001 per share and (b)                  shares of preferred stock, par value $0.0001 per share;
FOR AGAINST ABSTAIN	☐ ☐ ☐

•
Proposal No. 4.B: to provide with respect to any vote to increase or decrease the number of authorized shares of any class or classes of stock (but not below the number of shares then outstanding) requires the affirmative vote of the holders of all the then-outstanding shares of capital stock of New Corcentric entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL;
FOR AGAINST ABSTAIN	☐ ☐ ☐

•
Proposal No. 4.C: to provide that any amendment to New Corcentric’s bylaws will require the approval of either New Corcentric’s board of directors or the holders of at least two-thirds (2/3) of the voting power of New Corcentric’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class; provided, however, that if New Corcentric’s board of directors has approved such adoption, then only the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of New Corcentric’s capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of New Corcentric’s bylaws;
FOR AGAINST ABSTAIN	☐ ☐ ☐

•
Proposal No. 4.D: to provide that exclusive jurisdiction of the Delaware Court of Chancery shall not apply to suits brought to enforce any duty or liability under the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction, and to provide further that unless New Corcentric consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be adopted as the sole and exclusive forum for the resolution of claims arising under the Securities Act, or the rules and regulations promulgated thereunder; and
FOR AGAINST ABSTAIN	☐ ☐ ☐

•
Proposal No. 4.E: to provide certain additional changes, including, among others, those (i) resulting from the Business Combination, including changing the post-business combination corporate name from “North Mountain Merger Corp.” to “Corcentric, Inc.” and removing certain provisions relating to North Mountain’s prior status as a blank check company and North Mountain Class B Common Stock that will no longer apply upon the Closing, or (ii) that are administrative or clarifying in nature, including the deletion of language without substantive effect.
FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 5 — The “Equity Incentive Plan Proposal” — to consider and vote upon a proposal to approve and adopt the equity incentive award plan established to be effective after the Closing of the Business Combination.

FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 6 — The “Employee Stock Purchase Plan Proposal” — to consider and vote upon a proposal to approve and adopt the employee stock purchase plan established to be effective after the Closing of the Business Combination.

FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 7 — The “Nasdaq PIPE Issuance Proposal” — to consider and vote upon a proposal to approve, for purposes of complying with the applicable listing rules of the Nasdaq Stock Market, the issuance of PIPE Shares, the delivery of PIPE Warrants and the issuance of PIPE Warrant Shares issuable upon exercise of the PIPE Warrants to the PIPE Investors in the PIPE Financing.

FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 8 — The “Adjournment Proposal” — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders.
FOR AGAINST ABSTAIN	☐ ☐ ☐

Date:

Stockholder’s Signature

Stockholder’s Signature (if held jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.